UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

RED ROCK PICTURES HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-51601	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6019 Olivas Park Drive, Suite C, Ventura, California	93003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 790-1813

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 21, 2011, Red Rock Pictures Holdings, Inc., (the “Company” or “Red Rock”) entered into an operating agreement (the “Operating Agreement”) with Martino Cartier (“Cartier”) for the formation of Get Inspired, LLC, a Nevada limited liability company and newly formed subsidiary (the “Subsidiary”) of the Company.

Additionally, on January 21, 2011, the Company, Cartier and the Subsidiary entered into a product exploitation and management Agreement (the “Management Agreement”). Pursuant to the Management Agreement, Cartier has granted the Subsidiary the exclusive worldwide license to market, distribute and otherwise exploit the Branded Products (as defined in the Management Agreement) worldwide and in all Channels of Distribution (as defined in the Management Agreement). The Management Agreement shall remain in full force a period of 18 months (the “Initial Term”) and so long as the Minimum Sales Target (as defined in the Management Agreement) is met shall be renewable for additional 1 year terms (the “Additional Term”).

On January 20, 2011, D’Arcy Acquisition LLC, a Delaware Limited Liability Company (“D’Arcy”), the Subsidiary and Cartier entered into a sales representative agreement (the “Agency Agreement”). Pursuant to the Agency Agreement, the Subsidiary has retained the services of D’Arcy to act as it exclusive sales representative in the promotion and sale of the Products (as defined in the Agency Agreement) to the Home Shopping Network and QVC (collectively “HSN”). Additionally, Cartier shall be the exclusive on air guest demonstrating and promoting the Products on HSN for a period of fifty-four months from the date of the Agency Agreement. In the event D’Arcy fails to obtain a commitment for an on-air date for the products within nine months from the date of the Agency Agreement, Subsidiary or D’Arcy will have the right to terminate the Agency Agreement. D’Arcy shall receive sales commission of ten percent of the invoiced and collected amount shown on all purchase orders of Products from HSN less adjustments for returns, charge backs and allowances.

Additionally, On January 20, 2011, D’Arcy and the Subsidiary entered into a manufacturing supply agreement (the “Supply Agreement”). Pursuant to the Supply Agreement, D’Arcy has been appointed as the exclusive manufacturer and provider of the Formulas and Products (as defined in the Supply Agreement) of the Subsidiary. The Supply Agreement shall be in effect for a period of 5 years and will renew automatically provided; (i) the sale of the Products continues at a level of profitability acceptable to the Subsidiary and D’Arcy; (ii) D’Arcy and the Subsidiary fulfill their obligations under the Supply Agreement; and (iii) all parties have acted in good faith and fair dealing.

The foregoing description of the Operating Agreement, Management Agreement, Agency Agreement and Supply Agreement is qualified in their entirety by reference to the full text of the Operating Agreement, Management Agreement, Agency Agreement and Supply Agreement, copies of which is attached hereto as Exhibits 10.1 through 10.4 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 10.2 10.3 10.4	Operating Agreement of Get Inspired, LLC Product Exploitation and Management Agreement Sales Representative Agreement Manufacturing Supply Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

Dated: January 26, 2011	By:	/s/ Reno R. Rolle
Name: Reno R. Rolle
Title: Chief Executive Officer